IDS Extra Income Fund Inc.
File No. 2-86637/811-3848

EXHIBIT INDEX

Exhibit 6:     Distribution Agreement

Exhibit 9(a):  Transfer Agency Agreement

Exhibit 9(c):  Shareholder Service Agreement

Exhibit 9(d):  Administrative Services Agreement

Exhibit 10:    Opinion and consent of counsel

Exhibit 11:    Independent Auditors' Consent

Exhibit 15:    Plan and Agreement of Distribution

Exhibit 17     Financial Data Schedules

Exhibit 19(a): Directors'Power of Attorney

Exhibit 19(c): Trustees' Power of Attorney